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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

                                Autocam-Pax, Inc.
                          Autocam South Carolina, Inc.
                            Autocam Greenville, Inc.
                            Autocam Acquisition, Inc.
                        Autocam Laser Technologies, Inc.
                                Autocam-Har, Inc.
                           Autocam International Ltd.
                     Autocam International Sales Corporation
                               Autocam Europe B.V.
                              Autocam France, SARL
                               Frank & Pignard, SA
                             Bouverat Industries, SA
                        Autocam do Brasil Usinagem Ltda.
                        Autocam Foreign Sales Corporation